Exhibit 4.7

TIDS AGREEMENT is made on the 1st day of June 2023 BETWEEN: - (1) INTELLINO TECH SDN BHD, a limited liability company incorporated in Malaysia whose registered office is at No. 5, Jalan SS 25/34, Mayang Industrial Park, 47301 Petaling Jaya, Selangor Malaysia. (the "INTELLINO"); AND (2) GLOBAL ENGINE LIMITED, a limited liability company incorporated in Hong Kong whose registered office is at Room C, 19 /F, World Tech Centre, 95 How Ming Street, Kwun Tong, Kowloon, Hong Kong (the "GEL") . WHEREAS: INTELLINO agrees to engage GEL and GEL agrees to provide to INTELLINO the services as described in Schedule 1 (the "Services"), subject to the terms and conditions set out in this Agreement . NOW IT IS HEREBY AGREED as follows: 1. DEFINITIONS 1. In this Agreement, unless explicitly stated as otherwise, the expressions listed below shall have the following meanings : (a) "Fees" means the fees as specified in Schedule 1 payable by INTELLINO from time to time to GEL for provision of the Services; (b) "HKIAC" is as defined in Clause 15.2; (c) "Services" means the services as detailed in Schedule l; and (d) "Te1m" means the term as specified in Schedule 1; 2. Where the context permits, words in the singular shall include the plural and vice versa and words importing the masculine gender shall include the feminine and neuter genders and vice versa . 3. The headings to the provisions of this Agreement are for ease of reference only and shall not affect the interpretation or construction of them . 4. References to clauses, schedules and annexes are, unless otherwise stated, to clauses, schedules and annexes of and to this Agreement which together form an integral part of this Agreement . 2. PROVISION OF SERVICES 2 . 1 In consideration of INTELLINO paying the Fees to GEL in the manner described in Clause 3 , GEL agrees to provide the Services to INTELLINO subject to the terms and conditions herein and in Schedule 1 .

2. INTELLINO and GEL shall cooperate in good faith in all matters relating to the provision of Services including but not limited to obtaining all consents, licences or approvals necessary for GEL to fulfil its obligations hereunder . 3. INTELLINO shall not interfere negligently or wilfully with the performance of the Services by GEL and GEL may assign, subcontract or delegate any rights, duties, obligations or liabilities under this Agreement to any third parties without the consent ofINTELLINO . 4. GEL shall be entitled to deploy resources of all forms or manners as necessary for the performance of the Services under this Agreement . INTELLINO is required to provide all necessary actions and assistance, including but not limited to furnishing documents, preparing & signing agreements & documents, providing confirmation, acceptance & endorsement of all relevant matters, to be performed and completed by INTELLINO within a reasonably short period of time as requested by GEL for GEL to fulfil its obligations under this Agreement . 3. PAYMENT 1. INTELLINO shall pay the Fees to GEL for provision of the Services in the manner set out in Schedule 1 . GEL shall not be responsible for all unforeseeable costs, tax, charges and expenses incurred for and in connection with the provision of the Services by GEL except as expressly provided otherwise in this Agreement or approved in advance in writing by GEL . 2. All payment shall be made within fourteen (14) days from the date of invoices issued by GEL t o INTELLINO, except that the payment for Phase 1 services shall be made within seven (7) days from . the date of invoice issued by GEL to INTELLINO . 3. Any delay in payment shall entitle GEL for the costs and expenses incurred in connection with the collection of overdue payments, whether made in or out of court, without prejudice to any rights or remedies legally available to GEL . 4. TERMINATION 1. This Agreement shall terminate upon the expiry of the Term specified in Schedule 1 unless extended by mutua l agreement by the parties in writing or terminated earlier pursuant to the terms of this Agreement . 2. This Agreement may be terminated by either party with a 7 days' notice without cause . 3. The expiration or termination of this Agreement for whatever cause shall be without prejudice to any pre - existing and/or accrued rights and obligations of the parties hereunder . 4. Clauses 5, 6, 7, 10, 11 , 12, 13 and 15 and those terms which by their nature should survive termination shall continue to apply after expiration or termination of this Agreement for whatever reason. 5. REPRESENTATIONS. WARRANTIES AND UNDERTAKINGS 1. Each party represents and warrants that it has the authority necessary to enter into this Agreement and to do all th ings necessary to procure the fulfilment of its obligations in terms of this Agreement . 2. GEL represents, warrants and undertakes that the services will be duly performed and completed in a diligent, professional and bu si ness - like manner . 6. LIMITATION OF LIABILITY NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY OR TO ANY THIRD PARTY, FOR ANY INDIRECT, PUNITIVE, SPECIAL, INCIDENTAL . EXEMPLARY, OR CONSEQUENTIAL DAMAGES . THIS LIMITATION OF LIABILITY WILL APPLY REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT OR TORT, INCLUDING NEGLIGENCE, OR FOR ANY LOSS OF REVENUE, DATA, OR PROFITS . AND INDEPENDENT OF ANY FAILURE OF ESSENTIAL PURPOSE OF THE WARRANTIES AND REMEDIES PROVIDED HEREUNDER . THIS LIMITATION OF LIABILITY WILL APPLY WHETHER OR NOT THE OTHER PARTY HAS BEEN APPRISED OF THE POSSIBILITY OF SUCH DAMAGES . CONFIDENTIALITY 7. 1. The parties agree to keep and procure to be kept secret and confidential any and all written and/or oral information of any kind relating to the terms of this Agreement and the business of the other party obtained from the other party pursuant to this Agreement or prior to it and to dis close the same only to those of its employees or contractors directly involved with the services and only to the extent necessa 1 y for each of them to perform his duties under this Agreement . The parties shall impose the above obligation on these persons . 2. The foregoing obligations shall not apply, however, to any part of such information which : a) was already in the public domain or which becomes so through no fault of the receiving party; was already known to the receiving party prior to receipt th ereof; or was disclosed to the receiving party by a third party owing no duty of confidentiality towards the disclosing party in respect thereof. b) c) 7.3 Subject to the prov1S1ons in Clause 7.2 above, these obligations of confidentia lity shall survive the expiration or termination of this Agreement.

8. ASSIGNMENT 8 . 1 Neither party shall assign or otherwise transfer its interest in this Agreement or its rights and obligations hereunder whether in whole or in part without the prior written consent of the other, except in circumstances of corporate succession by merger, consolidation, or other corporate reorganisation in relation to either party's business . 9. . ENTIRE AGREEMB_NI 1. The parties hereto declare that this Agreement comprises the complete and exclusive agreement between them which supersedes all previous understandings, negotiations and proposals, whether oral or in writing . In case of any inconsistency, conflict with or ambiguity of any terms and conditions which are incorporated by reference, the terms and conditions of this Agreement shall prevail . 2. Save as expressly provided, no alteration, modification, amendment, waiver, consent or discharge shall be binding upon either party unless in writing and signed by both parties . 10. NOTICES 10 . 1 Any notice required to be given under this Agreement shall be in writing and shall be sent to the address of the party as specified in this Agreement or such other address as that party shall designate by notice given in accordance with the provisions of this Clause from time to time . Any such notice shall be delivered by hand or by registered prepaid post and shall be deemed to have been served if delivered by hand upon signed receipt by the appointed representative of either party for the time being or ifby post 48 hours after the day of posting . 11. LEGAL RELATIONSHIP 1. Nothing herein shall create or imply any employment, principal - agent, joint venture or partnership relationship between INTELLINO on the one hand, and GEL on the other . 2. Either party acknowledges that it is not part of the other party's organisation and shall have no authority to commit or to bind the other party in any way in connection with the business, affairs or otherwise of the other party . 12. SEVERABILITY 12 . 1 In the event that any provision contained in this Agreement should, for any reason, be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement . Instead this Agreement shall be construed as if such invalid or unenforceable provision had not been contained herein. 13. WAIVER 1. No failure or delay on the part of any party to exercise any right, power or remedy under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise by a party of any right, power or remedy . The rights, powers and remedies provided herein are cwnulative and are not exclusive of any rights, powers or remedies at law . 14. CONTRACTS (RIGHTS OF THIRD PARTIES) ORDINANCE 14 . 1 The parties do not intend any term of this Agreement to be enforceable by any person who is not a party to this Agreement pursuant to the Contracts (Rights of Third Parties) Ordinance (Cap 623 ), and the parties agree that this Agreement shall be excluded from the application of the Contracts (Rights of Third Parties) Ordinance (Cap 623 ) . 15. APPLICABLE LAW AND DISPUTE RESOLUTION 1. This Agreement shall be governed by , construed and enforced in accordance with the laws of Hong Kong SAR and the parties hereto agree to be subject to the non - exclusive jurisdiction of the courts of Hong Kong SAR . 2. Notwithstanding Clause 15 . 1 , a complaining party shall have the option to refer any dispute, controversy or claim arising out of or relating to this Agreement or the breach, termination or invalidity thereof, to arbitration in Hong Kong at the Hong Kong International Arbitration Centre ("HKIAC") with three (3) arbitrator s in accordance with the HKIAC Rules in force . Each party shall select one (1) arbitrator and the two (2) arbitrators shall select the third neutral arbitrator who shall be the Chairman of the arbitration panel . The language to be used in the arbitral proceedings shall be English . - END -

IN WITNESS \ VllllllllOF this Agreement hns heen eitecutcd in nccordnnce with l he constitution ofthe respective pnrly on the dny nnd yenr nrnt nbove written , SIGNED BY FOR AND ON BEHALF OF INTELLINO TECH SDN 0110 in l11e presence o1: - SIGNED BY FOR AND ON BEHALF OF GLOBAL ENGINE LIMITED in the presence of: - ) ) ) ) ) ) ) ) ) ) tr *l e. · ) ) ) ) ) ) ) ) ) ) ) J rp J JI! .:::c. tj c:; .....1.... /t=i "J )l:::t:

Fee (US$) Payment Item US$500 , 000 1 s t Instalment Payment 1 US$500,000 2 nd Instalment Payment 2 US$500,000 3 rd Instalment Payment 3 US$500,000 4 th Instalment Payment 4 US$500,000 5 th Instalment Payment 5 US$500 , 000 6 th Instalment Pavment 6 US$500,000 7 th Instalment Payment 7 US$500 000 8 th Instalment Payment 8 US$500,000 9 th Instalment Pavment 9 US$500,000 10 th In s talment P a yment 10 US$500 000 11 th Instalment Payment 11 US$500,000 12 th Instalment Payment 12 US$6,000,000 Total SCHEDULE! Part 1 - The Service Managed Cloud Hosting Service (Infrastructure as a Service) Cloud computing platform built with enterprise - grade hardware and software o vCPU x 144 (VM x 40) o 3TB vRAM o vStorage+: 800 GB o vShield Edge o vLANx 56 o 3000GVHDDPLUS x 100 Redundant power, s ystem and network design High Availability protection included (fast server auto - restart aft e r hardware failure) Domain Name Hosting (if any) VLAN implementation with vShield Edge setup Real - time Bandwidth Utilization Report (MRTG) on request basis Part 2 - Term and F ee s 1. Term: 2. Fees : From 1 st June 2023 to 31 st May 2024 (both days inclusive) unless terminated early pursuant to the terms and conditions of this Agreement . INTELLINO shall pay the s e rvice fees US $ 6 , 000 , 000 in total by 12 instalments as set out in the table below . For the avoidance of doubt, any services performed by GEL not within the s pecified scope of areas set out in Part 1 of Schedule 1 to this Agreement shall incur extra fees and costs payable by INTELLINO in the manner a s determined by GEL .

AMENDMENT TO THE AGREEMENT DATED 1 JUNE 2023

This Amendment (“Amendment”) is dated the 20th day of June, 2023 between:

(1)	INTELLINO TECH SDN BHD a company incorporated in Malaysia whose registered office is No.5, Jalan SS 25/34, Mayang Industrial Park, 47301 Petaling Jaya, Selengor Malaysia (the “INTELLINO”); and

(2)	GLOBAL ENGINE LIMITED, a limited liability company incorporated in Hong Kong whose registered office is at Room C, 19/F, World Tech Centre, 95 How Ming Street, Kwun Tong, Kowloon, Hong Kong (the “GEL”).

WHEREAS

(A)	The parties entered into the Agreement dated 1st June 2023 (“Agreement”).

(B)	The parties agree to amend the terms of the Agreement as set out in this Amendment.

In consideration of the mutual promises the Parties agree as follows:

1	VARIATIONS

The parties each agree that the terms of the Agreement shall be varied as follows:

1.1	The date of services shall be suspended from 1 July 2023 to 30 September 2023 (“Suspension Period”). The services shall be resumed on 1 October 2023.

1.2	GEL agreed to waive the services fee in the Suspension Period.

2	OTHER TERMS UNAFFECTED

2.1	Save as expressly amended and varied as set out in clause 1, the Agreement shall not be altered or otherwise affected and shall remain in full force and effect.

2.2	Except as expressly provided, words and expressions in this Amendment shall have the same meaning assigned to them in the Agreement.

3	CONFLICT

In the event of any conflict, ambiguity or inconsistency between the terms of the Agreement and the terms of this Amendment, the terms of this Amendment shall prevail.

4	VARIATION

No variation to this Amendment shall be effective unless in writing signed by a duly authorised officer of each of INTELLINO and GEL.

In witness whereof the parties have caused this Amendment to be signed by their duly authorised representations for and on behalf of them:

SIGNED BY	)
FOR AND ON BEHALF OF	)
GLOBAL ENGINE LIMITED	)
in the presence of:-)
)
)
)
__________________________	)
)
)

SIGNED BY	)
FOR AND ON BEHALF OF	)
MDT INNOVATION (LABUAN) LTD	)
in the presence of:-)
)
)
)
)
__________________________	)
)

THIS SUPPLEMENTARY AGREEMENT (“Supplementary Agreement”) is made on the 9th day of August 2024

BETWEEN:-

(1)	INTELLINO TECH SDN BHD a company incorporated in Malaysia whose registered office is No.5, Jalan SS 25/34, Mayang Industrial Park, 47301 Petaling Jaya, Selengor Malaysia (the “INTELLINO”); and

(2)	GLOBAL ENGINE LIMITED, a limited liability company incorporated in Hong Kong whose registered office is at Room C, 19/F, World Tech Centre, 95 How Ming Street, Kwun Tong, Kowloon, Hong Kong (the “GEL”).

WHEREAS:

(A)	The parties entered into the Cloud Hosting Service Agreement dated 1st June 2023 (“Agreement”) and Amendment dated 20 June 2023.

(B)	The parties agree to renew the Agreement as set out in Schedule 1 in this Supplementary Agreement.

In consideration of the mutual promises the Parties agree as follows:

1.	GENERAL

A.	Save as expressly amended and varied as set out in Schedule 1, the appendix and attachments to the Agreement shall not be altered or otherwise affected and shall remain in full force and effect.

B.	If there is a conflict between the Agreement and this Supplementary Agreement, the terms of this Supplementary Agreement will govern if this Supplementary Agreement expressly references the provisions of the Agreement with which they are inconsistent.

C.	Except as otherwise modified herein, the capitalized terms used in this Supplementary Agreement shall have the meaning specified in the Agreement.

D.	Except as amended herein, the remaining terms and conditions of the Agreement shall remain in full force and effect.

-   END   -

SCHEDULE 1

Part 1 - The Service

Recurrent Service: Cloud hosting service at Hong Kong includes:

○	vCPU x 144 (VM x 40)

○	3TB vRAM

○	vStorage+: 800 GB

○	vShield Edge

○	vLAN x 56

○	3000GVHDDPLUS x 100

●	Redundant power, system and network design

●	High Availability protection included (fast server auto-restart after hardware failure)

●	Domain Name Hosting (if any)

●	VLAN implementation with vShield Edge setup

●	Real-time Bandwidth Utilization Report (MRTG) on request basis

Part 2 – Term, Fees and Payment

1.	Term:

From 15 August 2024 to 14 November 2024 (both days inclusive) unless terminated early pursuant to the terms and conditions of this Agreement.

2.	Fees and Payment:

After the special discount, INTELLINO shall pay the service fee of US$475,000 per month. For the avoidance of doubt, any services performed by GEL not within the specified scope of areas set out in Part 1 of Schedule 1 to this Agreement shall incur extra fees and costs payable by INTELLINO in the manner as determined by GEL.

IN WITNESS WHEREOF this Supplementary Agreement has been executed in accordance with the constitution of the respective party on the day and year first above written.

SIGNED BY	)	/s/ Intellino Tech Sdn Bhd
FOR AND ON BEHALF OF	)
INTELLINO TECH SDN BHD	)
in the presence of:-)
)
)
)
)
)
)
)

SIGNED BY	)	/s/ Global Engine Limited
FOR AND ON BEHALF OF	)
GLOBAL ENGINE LIMITED	)
in the presence of:-)
)
)
)
)
)
)

THIS AGREEMENT (“March 2025 Agreement”) is made on the 28th day of March 2025

BETWEEN:-

(1)	INTELLINO TECH SDN BHD a company incorporated in Malaysia whose registered office is No.5, Jalan SS 25/34, Mayang Industrial Park, 47301 Petaling Jaya, Selengor Malaysia (the “INTELLINO”); and

(2)	GLOBAL ENGINE LIMITED, a limited liability company incorporated in Hong Kong whose registered office is at Room C, 19/F, World Tech Centre, 95 How Ming Street, Kwun Tong, Kowloon, Hong Kong (the “GEL”).

WHEREAS:

(A)	The parties entered into the Cloud Hosting Service Agreement dated 1st June 2023 (“Agreement”) and amendments dated 20 June 2023 and 9 August 2024, respectively.

(B)	INTELLINO agrees to engage GEL and GEL agrees to provide to INTELLINO the services as described in Schedule 1 (the “Services”).

In consideration of the mutual promises the Parties agree as follows:

1.	GENERAL

A.	Save as expressly amended and varied as set out in Schedule 1, all other information and terms and conditions are set out in the appendix and attachments to the Agreement shall in full force and effect.

B.	If there is a conflict between the Agreement and March 2025 Agreement, the terms of this March 2025 Agreement will govern if this March 2025 Agreement expressly references the provisions of the Agreement with which they are inconsistent.

C.	Except as otherwise modified herein, the capitalized terms used in this March 2025 Agreement shall have the meaning specified in the Agreement.

- END -

IN WITNESS WHEREOF this March 2025 Agreement has been executed in accordance with the constitution of the respective party on the day and year first above written.

SIGNED BY	)
FOR AND ON BEHALF OF	)
INTELLINO TECH SDN BHD	)
in the presence of:-)		/s/ Intellino Tech Sdn Bhd
)
)
_______________________	)
)
)
)

SIGNED BY	)
FOR AND ON BEHALF OF	)
GLOBAL ENGINE LIMITED	)
in the presence of:-)		/s/ Global Engine Limited
)
)
)
)
_______________________	)
)
)

SCHEDULE 1

Part 1 - The Service

Recurrent Service: Cloud hosting service at Hong Kong includes:

○	vCPU x 14 (VM x 4)

○	3TB vRAM

○	vStorage+: 300 GB

○	vShield Edge

○	vLAN x 10

○	3000GVHDDPLUS x 10

●	Redundant power, system and network design

●	High Availability protection included (fast server auto-restart after hardware failure)

●	Domain Name Hosting (if any)

●	VLAN implementation with vShield Edge setup

●	Real-time Bandwidth Utilization Report (MRTG) on request basis

Part 2 – Term, Fees and Payment

1.	Term:

From 1 April 2025 to 30 June 2025 (both days inclusive).

2.	Fees and Payment:

INTELLINO shall pay the service fee of US$50,000 per month. For the avoidance of doubt, any services performed by GEL not within the specified scope of areas set out in Part 1 of Schedule 1 to this Agreement shall incur extra fees and costs payable by INTELLINO in the manner as determined by GEL.

THIS AGREEMENT (“July 2025 Agreement”) is made on the 7th day of July 2025

BETWEEN:-

(1)	INTELLINO TECH SDN BHD a company incorporated in Malaysia whose registered office is No.5, Jalan SS 25/34, Mayang Industrial Park, 47301 Petaling Jaya, Selengor Malaysia (the “INTELLINO”); and

(2)	GLOBAL ENGINE LIMITED, a limited liability company incorporated in Hong Kong whose registered office is at Room C, 19/F, World Tech Centre, 95 How Ming Street, Kwun Tong, Kowloon, Hong Kong (the “GEL”).

WHEREAS:

(A)	The parties entered into the Cloud Hosting Service Agreement dated 1st June 2023 (“Agreement”) and amendments dated 20 June 2023, 9 August 2024 and 28 March 2025, respectively.

(B)	INTELLINO agrees to engage GEL and GEL agrees to provide to INTELLINO the services as described in Schedule 1 (the “Services”).

In consideration of the mutual promises the Parties agree as follows:

1.	GENERAL

A.	Save as expressly amended and varied as set out in Schedule 1, all other information and terms and conditions are set out in the appendix and attachments to the Agreement shall in full force and effect.

B.	If there is a conflict between the Agreement and July 2025 Agreement, the terms of this July 2025 Agreement will govern if this July 2025 Agreement expressly references the provisions of the Agreement with which they are inconsistent.

C.	Except as otherwise modified herein, the capitalized terms used in this July 2025 Agreement shall have the meaning specified in the Agreement.

- END -

IN WITNESS WHEREOF this July 2025 Agreement has been executed in accordance with the constitution of the respective party on the day and year first above written.

SIGNED BY	)
FOR AND ON BEHALF OF	)
INTELLINO TECH SDN BHD	)	/s/ Intellino Tech Sdn Bhd
in the presence of:-)
)
)
)
)
)
)

SIGNED BY	)
FOR AND ON BEHALF OF	)
GLOBAL ENGINE LIMITED	)
in the presence of:-)
)
	)	/s/ Global Engine Limited
)
)
)
)
)

SCHEDULE 1

Part 1 - The Service

Recurrent Service: Cloud hosting service at Hong Kong includes:

○	vCPU x 14 (VM x 4)

○	3TB vRAM

○	vStorage+: 300 GB

○	vShield Edge

○	vLAN x 10

○	3000GVHDDPLUS x 10

●	Redundant power, system and network design

●	High Availability protection included (fast server auto-restart after hardware failure)

●	Domain Name Hosting (if any)

●	VLAN implementation with vShield Edge setup

●	Real-time Bandwidth Utilization Report (MRTG) on request basis

Part 2 – Term, Fees and Payment

1.	Term:

From 1 July 2025 to 30 September 2025 (both days inclusive).

2.	Fees and Payment:

INTELLINO shall pay the service fee of US$50,000 per month. For the avoidance of doubt, any services performed by GEL not within the specified scope of areas set out in Part 1 of Schedule 1 to this Agreement shall incur extra fees and costs payable by INTELLINO in the manner as determined by GEL.

THIS AGREEMENT (“January 2026 Agreement”) is made on the 2nd day of January 2026

BETWEEN:-

(1)	INTELLINO TECH SDN BHD a company incorporated in Malaysia whose registered office is No.5, Jalan SS 25/34, Mayang Industrial Park, 47301 Petaling Jaya, Selengor Malaysia (the “INTELLINO”); and

(2)	GLOBAL ENGINE LIMITED, a limited liability company incorporated in Hong Kong whose registered office is at Room C, 19/F, World Tech Centre, 95 How Ming Street, Kwun Tong, Kowloon, Hong Kong (the “GEL”).

WHEREAS:

(A)	The parties entered into the Cloud Hosting Service Agreement dated 1st June 2023 (“Agreement”) and amendments dated 20 June 2023, 9 August 2024, 28 Match 2025 and 8 July 2025, respectively.

(B)	INTELLINO agrees to engage GEL and GEL agrees to provide to INTELLINO the services as described in Schedule 1 (the “Services”).

In consideration of the mutual promises the Parties agree as follows:

1.	GENERAL

A.	Save as expressly amended and varied as set out in Schedule 1, all other information and terms and conditions are set out in the appendix and attachments to the Agreement shall in full force and effect.

B.	If there is a conflict between the Agreement and January 2026 Agreement, the terms of this January 2026 Agreement will govern if this January 2026 Agreement expressly references the provisions of the Agreement with which they are inconsistent.

C.	Except as otherwise modified herein, the capitalized terms used in this July 2025 Agreement shall have the meaning specified in the Agreement.

- END -

IN WITNESS WHEREOF this January 2026 Agreement has been executed in accordance with the constitution of the respective party on the day and year first above written.

SIGNED BY	)
FOR AND ON BEHALF OF	)
INTELLINO TECH SDN BHD	)	/s/ Intellino Tech Sdn Bhd
in the presence of:-)
)
)
)
)
)
)

SIGNED BY	)
FOR AND ON BEHALF OF	)
GLOBAL ENGINE LIMITED	)	/s/ Global Engine Limited
in the presence of:-)
)
)
)
)
)
)
)

SCHEDULE 1

Part 1 - The Service

Recurrent Service: Cloud hosting service at Hong Kong includes:

○	vCPU x 14 (VM x 4)

○	3TB vRAM

○	vStorage+: 300 GB

○	vShield Edge

○	vLAN x 50

○	3000GVHDDPLUS x 60

●	Redundant power, system and network design

●	High Availability protection included (fast server auto-restart after hardware failure)

●	Domain Name Hosting (if any)

●	VLAN implementation with vShield Edge setup

●	Real-time Bandwidth Utilization Report (MRTG) on request basis

Part 2 – Term, Fees and Payment

1.	Term:

From 1 January 2026 to 31 March 2026 (both days inclusive).

2.	Fees and Payment:

INTELLINO shall pay the service fee of US$320,000 per month. For the avoidance of doubt, any services performed by GEL not within the specified scope of areas set out in Part 1 of Schedule 1 to this Agreement shall incur extra fees and costs payable by INTELLINO in the manner as determined by GEL.